Exhibit 10.1

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

This Amended and Restated Investment Advisory Agreement (this “Agreement”), effective as of April 30, 2025, is made by and between Blackstone Private Real Estate Credit and Income Fund, a Delaware statutory trust (herein referred to as the “Fund”), and Blackstone Real Estate Special Situations Advisors L.L.C., a Delaware limited liability company (herein referred to as the “Adviser”).

W I T N E S S E T H:

WHEREAS, the Fund and the Adviser previously entered into an investment advisory agreement (the “Investment Advisory Agreement”) dated February 20, 2025 whereby the Fund retained the Adviser as investment adviser to the Fund; and

WHEREAS, the Fund and the Adviser wish to amend and restate the Investment Advisory Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Fund and the Adviser hereto agree as follows:

1. Appointment of Adviser. The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment advisory services for the Fund and in connection therewith to, in accordance with the Fund’s investment objective, policies and restrictions as in effect from time to time:

(a) determine the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes in accordance with the Fund’s investment objective, policies and restrictions;

(b) identify investment opportunities and make investment decisions for the Fund, including negotiating the terms, and dispositions, of the Fund’s investments;

(c) monitor the Fund’s investments;

(d) perform due diligence on prospective investments;

(e) exercise voting rights and make decisions in respect of the Fund’s investments, including, without limitation, workouts with respect to private loan investments;

(f) on the Fund’s behalf, negotiate, enter into and otherwise cause the Fund to take all actions required or appropriate in order to perform under and effectively utilize master repurchase agreements that function as senior secured credit facilities and securities repurchase agreement transactions (both of which would be deemed to be reverse repurchase agreements under the Investment Company Act of 1940, as amended (the “1940 Act”)), bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt issuances (including through offerings of collateralized loan obligations and other securitizations) and derivative instruments, in addition to transaction or asset-specific funding arrangements, other financing arrangements, or any other form of leverage, interest rate or currency swap agreements, hedging agreements, foreign exchange transactions, derivative transactions, and other agreements and instruments in connection with the Fund’s activities; and

(g) provide the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require, or which the Adviser reasonably deems to be appropriate and advisable, for the investment of capital and the management of the business and affairs of the Fund, which may include, without limitation:

(i) making investment strategy decisions for the Fund;

(ii) serving as the “Valuation Designee” as such term is defined in Rule 2a-5 of the 1940 Act, if so appointed by the Fund’s board of trustees (the “Board of Trustees”), or reasonably assisting the Fund’s other service providers with the valuation of the Fund’s assets; and

(iii) directing investment professionals of the Adviser or non-investment professionals of the Administrator (as defined below) to provide managerial assistance to borrowers or issuers of the Fund as requested by the Fund, from time to time; and

(h) engage and supervise, on the Fund’s behalf and at the Fund’s expense, independent contractors, advisors, consultants, attorneys, accountants, auditors and other service providers (which may include affiliates of the Adviser) that provide various services with respect to the Fund, including, without limitation, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services and all other services (including transfer agent and registrar services) as may be required relating to the Fund’s activities or investments (or potential investments).

(i) subject to the supervision of the Board of Trustees, the Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments, the placing of orders for other purchase or sale transactions on behalf of the Fund, and causing the Fund to pay investment-related expenses.

(j) the Adviser shall have the power, in its discretion, to assist the Fund with the management of its business and affairs, including acting as an agent for the Fund in connection with share transfers, share repurchases, fundraising efforts, investor relations matters and any agreements between the Fund and any investor. In the event that the Fund determines to obtain financing or other forms of leverage, the Adviser will arrange for such financing on the Fund’s behalf and may in its discretion enter into any related documentation on the Fund’s behalf. If it is necessary or appropriate for the Adviser to make investments on behalf of the Fund through a special purpose vehicle or a subsidiary, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the 1940 Act).

(k) subject to the prior approval of a majority of the Board of Trustees, including a majority of the Board of Trustees who are not “interested persons” of the Fund and, to the extent required by the 1940 Act and the rules and regulations thereunder, subject to any applicable guidance or interpretation of the U.S. Securities and Exchange Commission (the “SEC”) or its staff, by the shareholders of the Fund, as applicable, the Adviser may, from time to time, delegate to a sub-adviser or other service provider any of the Adviser’s duties under this Agreement, including the management of all or a portion of the assets being managed. The Fund acknowledges that the Adviser makes no warranty that any investments made by the Adviser hereunder will not depreciate in value or at any time not be affected by adverse tax consequences, nor does it give any warranty as to the performance or profitability of the assets or the success of any investment strategy recommended or used by the Adviser.

(l) the Fund, on behalf of itself and as shareholder of any of its subsidiaries, hereby grants to the Adviser, and any officer of the Adviser acting on its behalf from time to time, as the Fund’s true and lawful agent and attorney-in-fact, in its name, place and stead, to power to negotiate, execute, deliver and enter into any certificates, instruments, agreements, authorizations and other documentation in the name and on behalf of the Fund as the Adviser, in its sole discretion, deems necessary or appropriate in connection with the performance of its services hereunder. This power of attorney is deemed to be coupled with an interest. In performing such services, as an agent of the Fund, the Adviser shall have the right to exercise all powers and authority which are reasonably necessary and customary to perform its obligations under this Agreement, subject in each case to the terms and conditions of this Agreement. The Adviser shall be authorized to represent to third parties that it has the power to perform the actions which it is authorized to perform under this Agreement.

2. Expenses. In connection herewith, the Adviser agrees to maintain a staff within its organization to furnish the above services to the Fund. The Adviser shall bear all expenses arising out of its duties hereunder, except as provided in this Section 2.

Except as specifically provided below and above in Section 1 hereof, the Fund anticipates that all investment professionals and other personnel of the Adviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser. For the avoidance of doubt, the fees, costs and expenses of administrative services provided to the Fund pursuant to the administration agreement between Blackstone Real Estate Special Situations Advisors L.L.C. (in such capacity, the “Administrator”) and the Fund, dated as of the date hereof (as may be amended from time to time, the “Administration Agreement”) will not be duplicated as Fund Expenses (as defined in the Administration Agreement). The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to:

(a) the administration fee payable to the Administrator pursuant to the Administration Agreement; and

(b) all other Fund Expenses.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. The Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses.

All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

Costs and expenses of the Administrator and the Adviser that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

3. Transactions with Affiliates. The Adviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Adviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Adviser is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Adviser) for the execution of trades for the Fund, to receive fees for the arranging, underwriting, syndication or refinancing of investments or other additional fees, including acquisition fees, loan servicing fees, special servicing fees and administrative fees and fees or advisory or asset management fees.

4. Best Execution; Research Services.

The Adviser is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Adviser, implement the policy of the Fund to obtain the best results, taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Adviser is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Adviser to be useful or valuable to the performance of its investment advisory functions for the Fund. It is understood that in these circumstances, as contemplated by Section 28(e) of the 1934 Act, the commissions paid may be higher than those which the Fund might otherwise have paid to another broker if those services had not been provided. Information so received will be in addition to and not in lieu of the services required to be performed by the Adviser. It is understood that the expenses of the Adviser will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Adviser by brokers who effect securities transactions for the Fund may be used by the Adviser in servicing other investment companies, entities or funds and accounts which it manages. Similarly, research services furnished to the Adviser by brokers who effect securities transactions for other investment companies, entities or funds and accounts which the Adviser manages may be used by the Adviser in servicing the Fund. It is understood that not all of these research services are used by the Adviser in managing any particular account, including the Fund.

The Adviser and its affiliates may aggregate purchase or sale orders for the assets with purchase or sale orders for the same security for other clients’ accounts of the Adviser or of its affiliates, the Adviser’s own accounts and hold proprietary positions in accordance with its current aggregation and allocation policy (collectively, the “Advisory Clients”), but only if (x) in the Adviser’s reasonable judgment such aggregation results in an overall economic or other benefit to the assets taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses and factors and (y) the Adviser’s actions with respect to aggregating orders for multiple Advisory Clients, as well as the Fund, are consistent with applicable law. However, the Adviser is under no obligation to aggregate any such orders under any circumstances.

5. Remuneration.

The Fund shall not be charged an advisory fee or incentive fee in consideration of the services provided by the Adviser under this Agreement; the Fund shall reimburse the Adviser and its affiliates for their cost in providing certain services to the Fund as otherwise described herein.

6. Representations and Warranties. The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act, and the Adviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

7. Services Not Deemed Exclusive. The Fund and the Board of Trustees acknowledge and agree that:

(a) the services provided hereunder by the Adviser are not to be deemed exclusive, and the Adviser and any of its affiliates or related persons are free to render similar services to others and to use the research developed in connection with this Agreement for other Advisory Clients or affiliates. The Fund agrees that the Adviser may give advice and take action with respect to any of its other Advisory Clients which may differ from advice given or the timing or nature of action taken with respect to any client or account so long as it is the Adviser’s policy, to the extent practicable, to allocate investment opportunities to the client or account on a fair and equitable basis relative to its other Advisory Clients. It is understood that the Adviser shall not have any obligation to recommend for purchase or sale any loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of the Adviser, such transaction or investment appears unsuitable, impractical or undesirable for the Fund. Nothing herein shall be construed as constituting the Adviser an agent of the Fund; and

(b) the Adviser and its affiliates may face conflicts of interest as described in the Fund’s Registration Statement and/or the Fund’s periodic filings with the SEC (as such disclosures may be updated from time to time), and such disclosures have been provided, and any updates will be provided, to the Board of Trustees in connection with its consideration of this Agreement and any future renewal of this Agreement.

8. Limit of Liability.

The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (the “Indemnified Parties”) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that the Adviser shall not be protected against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care. Absent disabling conduct, the Fund will indemnify the Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under this Agreement or otherwise as adviser for the Fund. The Indemnified Parties shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent.

As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, indemnification shall be provided in accordance with this Section 8 if a majority of the Fund’s trustees who are not interested persons (excluding any trustee who is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) determine based upon a review of readily available facts (as opposed to a full trial-type inquiry) that the Indemnified Party is not liable to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence.

An Indemnified Party shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party shall provide to the Fund a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct necessary for indemnification has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Party shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.

9. Duration and Termination.

(a) This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ prior written notice by the Fund, by the vote of a majority of the outstanding voting securities of the Fund or by the vote of the Fund’s trustees or on 120 days’ prior written notice by the Adviser. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Sections 2 or 5 through the date of termination or expiration, and Section 8 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b) This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board of Trustees, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Board of Trustees who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

(c) This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act), unless such assignment is to an affiliate of Blackstone Inc.

10. License.

(a) License Grant. The Adviser, on behalf of the Licensed Name Owner (as defined below), hereby grants to the Fund, and the Fund hereby accepts from the Adviser, a fully paid-up, royalty-free, non-exclusive, non-transferable worldwide license to use “Blackstone” (the “Licensed Name”) during the term of this Agreement, solely (i) in connection with the conduct of the Fund’s business and (ii) as part of the trademark, corporate name or trade name “Blackstone Private Real Estate Credit and Income Fund” or “BREC.” The Fund shall have no right to use the Licensed Name standing alone or to use any modification, stylization or derivative of the Licensed Name without prior written consent of the Adviser in its sole discretion. All rights not expressly granted to the Fund pursuant to this Section 10 shall remain the exclusive property of the Licensed Name Owner. Nothing in this Section 10 shall preclude the Adviser, its affiliates, or any of its respective successors or assigns from using or permitting other entities to use the Licensed Name whether or not such entity directly or indirectly competes or conflicts with the Fund’s business in any manner.

(b) Ownership. The Fund acknowledges and agrees that, as between the parties, an affiliate of the Adviser (the “Licensed Name Owner”) is the sole owner of all right, title, and interest in and to the Licensed Name. The Fund agrees not to do anything inconsistent with such ownership, including directly or indirectly challenging, contesting or otherwise disputing the validity or enforceability of, or the Licensed Name Owner’s ownership of or right, title or interest in the Licensed Name (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit regarding enforcement of this Section 10 of the Agreement or involving any third party. The parties intend that any and all goodwill in the Licensed Name arising from the Fund’s or any applicable sublicensee’s use of the Licensed Name shall inure solely to benefit the Adviser. Notwithstanding the foregoing, in the event that the Fund is deemed to own any rights to the Licensed Name, the Fund hereby irrevocably assigns (or shall cause such sublicensee to assign), without further consideration, such rights to the Licensed Name Owner together with all goodwill associated therewith. The Licensed Name Owner shall be a third-party beneficiary of this Section 10.

(c) Sublicensing. The Fund shall not sublicense its rights under this Agreement except to a current or future majority-owned subsidiary of the Fund, and then only with the prior written consent of the Adviser or the Licensed Name Owner, provided that (i) no such subsidiary shall use the Licensed Name as part of a name other than the Fund name without the prior written consent of the Adviser or the Licensed Name Owner in its sole discretion and (ii) any such sublicense shall terminate automatically, with no need for written notice, if (x) such entity ceases to be a majority-owned subsidiary, (y) this Agreement terminates for any reason or (z) the Adviser or the Licensed Name Owner gives notice of such termination. The Fund shall be responsible for any such sublicensee’s compliance with the provisions of this Agreement, and any breach by a sublicensee of any such provision shall constitute a breach of this Agreement by the Fund. Neither the Fund nor any of its current or future subsidiaries shall use a new trademark, corporate name, trade name or logo that contains the Licensed Name without the prior written consent of the Adviser or the Licensed Name Owner in its sole discretion, and any resulting license shall be governed by a new agreement between the applicable parties and/or an amendment to this Agreement.

(d) Compliance. In order to preserve the inherent value of the Licensed Name, the Fund agrees to use reasonable efforts to ensure that it maintains the quality of the Fund’s business and the operation thereof equal to the standards prevailing in the operation of the Adviser’s and the Fund’s business as of the date of this Agreement. The Fund further agrees to use the Licensed Name in accordance with such quality standards as may be reasonably established by the Adviser and communicated to the Fund from time to time in writing, or as may be agreed to by the Adviser and the Fund from time to time in writing. The Fund shall notify the Adviser promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation of the Licensed Name. The Adviser and its affiliates shall have the sole right to bring any action to remedy the foregoing, and the Fund shall cooperate with the Adviser in same, at the Adviser’s expense.

(e) Upon Termination. Upon expiration or termination of this Agreement, all rights and license granted to the Fund under this Section 10 with respect to the Licensed Name shall cease, and the Fund shall immediately discontinue use of the Licensed Name.

11. Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties and the requirements of the 1940 Act.

12. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

13. Notices. Any notice hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person) to the parties at the addresses set forth below.

If to the Fund:

Blackstone Private Real Estate Credit and Income Fund

345 Park Avenue, 24th Floor

New York, New York 10154

Attn: Chief Financial Officer

If to the Adviser:

Blackstone Real Estate Special Situations Advisors L.L.C.

345 Park Avenue, 24th Floor

New York, New York 10154

Attn: Chief Compliance Officer

or to such other address as to which the recipient shall have informed the other party in writing.

Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and, if by facsimile and mail, on the date on which such facsimile or mail is sent.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto caused their duly authorized signatories to execute this Agreement as of the day and year first written above.

BLACKSTONE PRIVATE REAL ESTATE CREDIT AND INCOME FUND

By:	/s/ Brian Kim
Name: Brian Kim Title: Chief Executive Officer

BLACKSTONE REAL ESTATE SPECIAL SITUATIONS ADVISORS L.L.C.

By:	/s/ Scott Mathias
Name: Scott Mathias Title: Managing Director and Chief Compliance Officer

[Signature page to the BREC Investment Advisory Agreement]